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                                                                     EXHIBIT 8.1


                                January 3, 1997



Bank of America National Association
555 California Street
San Francisco, California  94104


                 RE:      BA MASTER CREDIT CARD TRUST
                          ASSET BACKED CERTIFICATES
                          BANK OF AMERICA NATIONAL ASSOCIATION (TRANSFEROR) REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

         We have acted as counsel for Bank of America National Association, a national banking association (the "Transferor"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Certificates (collectively, the "Certificates"), each such Series representing an undivided interest in the BA Master Credit Card Trust (the "Trust"). Each Series of Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), between the Transferor and a trustee to be named. The form of Pooling and Servicing Agreement relating to the Trusts to be formed by the Transferor and the form of Series Supplement relating to Series of Certificates to be issued by such Trusts have been filed as Exhibits
4.1 and 4.2 to the Registration Statement.





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Bank of America National Association
January 3, 1997
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         We hereby confirm that the statements set forth in the prospectus (the
"Prospectus") forming a part of the Registration Statement under the heading "Federal Income Tax Consequences" and the statements set forth in the form of prospectus supplement, filed as Exhibit 4.4 to the Registration Statement, relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Terms - Tax Status," which statements have been prepared by us, constitute our opinion as to the material federal income tax consequences relating to the Certificates and are correct in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,




                                        /s/ ORRICK, HERRINGTON & SUTCLIFFE, LLP
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                                            ORRICK, HERRINGTON & SUTCLIFFE, LLP